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                                                                    EXHIBIT 10.2

              ORBCOMM SYSTEM CONSTRUCTION AND OPERATIONS AGREEMENT

         This ORBCOMM System Construction and Operations Agreement (the "Agreement") is made and entered into as of ________ __, 1998, by and between Orbital Communications Corporation, a Delaware corporation ("OCC"), and ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM") and amends and restates the Restated ORBCOMM System Construction Agreement, dated as of September 12, 1995, as amended by that certain Amendment No. 1 to Restated ORBCOMM System Construction Agreement, dated as of July 1, 1996, in each case, by and between OCC and ORBCOMM.

                                   WITNESSETH

         WHEREAS, Orbital Sciences Corporation, a Delaware corporation ("Orbital"), OCC, Teleglobe Inc., a Canadian corporation ("Teleglobe"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM, ORBCOMM USA, L.P., a Delaware limited partnership, and ORBCOMM International Partners, L.P., a Delaware limited partnership, have entered into agreements for the development, construction, operation and marketing of a low-Earth orbit satellite communications system intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM System") and related activities in connection therewith;

         WHEREAS, on October 20, 1994, May 17, 1995, June 12, 1995 and March 31, 1998, OCC received from the FCC (as such term is hereinafter defined), licenses authorizing OCC to construct, launch and operate 48 low-Earth orbit satellites and to operate the associated ground infrastructure and subscriber units in the United States (the "FCC Licenses"), for the purpose of providing two-way data and message communications and position determination services in the United States;

         WHEREAS, OCC and ORBCOMM are parties to that certain Restated ORBCOMM System Construction Agreement, dated as of September 12, 1995, as amended (the "System Construction Agreement"), pursuant to which ORBCOMM has agreed to develop, construct and launch satellites and develop and construct certain other assets comprising the ORBCOMM System in exchange for certain consideration, including the right to market, sell, lease and franchise ORBCOMM System output capacity in certain locations; and

         WHEREAS, OCC and ORBCOMM desire to amend and restate the System Construction Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:





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                                   ARTICLE 1
                                  DEFINITIONS

         Except as otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to such terms in Appendix C attached to the Restated Master Agreement dated as of September 12, 1995 among Orbital, OCC, Teleglobe and Teleglobe Mobile, as amended by that certain Amendment No. 1 to Restated Master Agreement dated as of February 5, 1997 and that certain Amendment No. 2 to Restated Master Agreement of even date herewith and as it may be further amended or restated from time to time (the "Master Agreement"), which Appendix is incorporated herein by reference.


                                   ARTICLE 2
                                      TERM

         The term of this Agreement shall commence on the date hereof and shall continue until such time as is mutually agreeable to OCC and ORBCOMM.

                                   ARTICLE 3
                           USE OF SYSTEM CAPACITY AND
                  CONSTRUCTION AND OPERATION OF SYSTEM ASSETS

         SECTION 3.1.  USE OF SYSTEM CAPACITY.

                 (a) Subject to the terms and conditions of this Agreement, OCC hereby grants to ORBCOMM, which shall in turn be authorized to grant to third parties, including its Resellers and Licensees: (i) the right to market, sell, lease and franchise all ORBCOMM System output capacity worldwide and to use the System Assets located in the United States; and (ii) a non-exclusive license to use all service marks, trademarks and trade names of OCC relating to the ORBCOMM System in the course of ORBCOMM's (or any of such third party's) business, for advertising, promotional or sales literature, or any other form of publicity for the duration of this Agreement. ORBCOMM agrees (and shall use all commercially reasonable efforts to require such third parties to agree) (A) to use such service marks, trademarks and trade names in its advertising, promotional and sales materials that refer to OCC or the ORBCOMM System or any aspect thereof and to ensure that such use conforms (x) with respect to ORBCOMM's use, to OCC's written requirements for display of such logos, service marks and trademarks, including registry and trademark symbols, and (y) with respect to such third parties' use, to ORBCOMM's written requirements for display of such logos, service marks and trademarks, including registry and trademark symbols, which requirements shall be in conformance with ORBCOMM's Graphic Identity Manual, then in effect, and (B) to obtain the prior written consent of (x) OCC with respect to ORBCOMM's use, and (y) ORBCOMM with respect to such third parties' use, for such advertising, promotional and sales materials, which approval shall not be unreasonably withheld, provided that if such use complies with the terms of ORBCOMM's Graphic Identity





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Manual or any replacement document thereto, the advance written approval of OCC or ORBCOMM, as the case may be, shall not be required.

                 (b) ORBCOMM is hereby granted the right to manage and operate the ORBCOMM System on behalf of OCC, and ORBCOMM shall provide OCC management and operational services, including the performance of tracking, telemetry and control functions, with respect to the ORBCOMM System, all subject to the oversight, supervision and control of OCC. Notwithstanding any provision of this Agreement to the contrary, each of OCC and ORBCOMM acknowledges and agrees that: (i) OCC is in sole control of the FCC Licenses and the ORBCOMM System; and (ii) OCC is required by FCC regulations to be in sole control of the FCC Licenses so long as it is the licensee under the FCC Licenses and, accordingly, that it has the right, among other things, to order the discontinuance of operations to avoid any violations of FCC rules and regulations and the right to unfettered access to all facilities, sites and equipment used in the operation of the ORBCOMM System. ORBCOMM further acknowledges and agrees that OCC has ultimate control over all decisions affecting the ORBCOMM System including, but not limited to, the employment, supervision and dismissal of personnel, notwithstanding any other provision of any of the Definitive Agreements. ORBCOMM shall assist OCC in complying with all applicable Federal, state and local rules and regulations regarding operation of the ORBCOMM System, including all FCC requirements set forth in any of the FCC Licenses.

         SECTION 3.2. CONSIDERATION FOR USE OF SYSTEM CAPACITY. In consideration of the grant to ORBCOMM of the right to market, sell, lease and franchise ORBCOMM System output capacity worldwide and to use the System Assets located in the United States, ORBCOMM hereby agrees as follows:

                 (a) ORBCOMM shall (i) develop, construct, launch and operate the Satellites comprising the ORBCOMM System and (ii) develop, construct and operate the other assets comprising the ORBCOMM System located in the United States, all of which assets shall be procured by ORBCOMM pursuant to the System Agreement or the Procurement Contract dated as of September 12, 1995, as it may be amended from time to time (the "Procurement Agreement"), in each case between OCC and ORBCOMM, as the case may be.

                 (b) ORBCOMM shall pay to OCC the following cash consideration: (i) for the period commencing on the date hereof and ending on December 31, 1998, ORBCOMM shall pay OCC the sum of $100,000; $50,000 of which shall be payable on August 1, 1998 and $50,000 of which shall be payable on December 1, 1998, and (ii) for the periods following December 31, 1998, ORBCOMM shall pay OCC such fee as is mutually agreeable to OCC and ORBCOMM, as determined by negotiation in good faith by each of OCC and ORBCOMM.


         SECTION 3.3 INSURANCE ON SYSTEM ASSETS. Insurance on the ORBCOMM System and the System Assets shall be procured by ORBCOMM or, at ORBCOMM's discretion, by Orbital for ORBCOMM's account in such amounts, at such times and to cover such risks as ORBCOMM shall determine in its sole discretion.





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         SECTION 3.4  TRANSFER OF ORBCOMM TRADEMARK AND SERVICE MARK.  OCC
agrees to transfer and assign to ORBCOMM, at ORBCOMM's expense, the applications for or the registered trademark and registered service mark "ORBCOMM", which transfer and assignment shall occur on terms and conditions to be mutually agreed but in any event at such time as such registered trademark or service mark comes up for renewal in the country or territory where it is registered.

         SECTION 3.5 PATENT INDEMNIFICATION. ORBCOMM shall defend, indemnify and hold harmless OCC and its respective successors and assigns from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items ORBCOMM has constructed for OCC pursuant to the authority granted in Section 3.2 hereof but only to the same extent as the indemnification received by ORBCOMM from Orbital, if any, under Section 9.4 of the Procurement Agreement.

                           ARTICLE 4 - MISCELLANEOUS

         SECTION 4.1 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, USA, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         SECTION 4.2 DISPUTE RESOLUTION. Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement shall be resolved in accordance with Section 13.4 of the Master Agreement.

         SECTION 4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior writing, agreement or understanding among the parties with respect to the subject matter hereof.

         SECTION 4.4 AMENDMENT: WAIVER. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto.

         SECTION 4.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) by either party to any Person without the prior written consent of the other party.

         SECTION 4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         SECTION 4.7 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.





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         SECTION 4.8  NOTICES.  Except as otherwise specified herein, all notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by facsimile or delivered in person addressed as follows:

         (a)     If to OCC, at:

                 21700 Atlantic Boulevard
                 Dulles, Virginia  20166
                 Attention:  President
                 Facsimile:  (703) 406-3508

         (b)     If to ORBCOMM, at:

                 2455 Horse Pen Road, Suite 100
                 Herndon, Virginia  20171
                 Attention:  Senior Vice President and General Counsel
                 Facsimile:  (703) 406-5933

                          with copies to:

                 Orbital Sciences Corporation
                 21700 Atlantic Boulevard
                 Dulles, Virginia 20166
                 Attention:  General Counsel
                 Facsimile:  (703) 406-5572

                          and

                 Teleglobe Inc.
                 1000 rue de la Gauchetiere ouest
                 Montreal, Quebec
                 Canada H3B 4X5
                 Attention:  Vice President, Legal Affairs and Corporate
                             Secretary
                 Facsimile:  (514) 868-7438

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier, or (iii) if given by any other means, when received at the address specified in this
Section 4.8.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ORBITAL COMMUNICATIONS                        ORBCOMM GLOBAL, L.P.
CORPORATION

By:                                           By:
         ----------------------------                  -------------------------
         Scott L. Webster                              Robert F. Latham
         President                                     President





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